EXHIBIT 10.33

LEASE AGREEMENT

By and Between

ARC ROCK17MA LLC, as

LANDLORD

and

ROCKLAND TRUST COMPANY, as

TENANT

DATED May 1, 2008

912 & 932 Main Street, West Dennis, Massachusetts

AGREEMENT OF LEASE

AGREEMENT OF LEASE made as of the 1st day of May, 2008, by and between ARC ROCK17MA LLC, a Delaware limited liability company (hereinafter referred to as "Landlord") having an address at 106 Old York Road, Jenkintown, Pennsylvania 19046, and ROCKLAND TRUST COMPANY, a Massachusetts trust company (hereinafter referred to as "Tenant") having an address at 288 Union Street, Rockland, MA 02370.

WITNESSETH

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefits of the terms, covenants and conditions of this Lease, the Property, as defined below.

1.	REFERENCE DATA

1.1     Definitions. Each reference in this Lease to any of the terms and titles contained in this Article shall be deemed and construed to incorporate the data stated following that term or title in this Article.

1)	Additional Rent:	Sums or other charges payable by Tenant under this Lease, other than Yearly Fixed Rent.

2)	Business Day:	All days except days defined as "legal holidays" for the entire state where the Property is located.

3)	Land:	The parcel(s) of land described on Exhibit A.

4)	Landlord's Address:	106 Old York Road, Jenkintown, Pennsylvania 19046

5)	Lease Year:
A twelve (12) month period beginning on the Term Commencement Date and each succeeding twelve (12) month period during the Term of this Lease, except that if the Term Commencement Date shall be other than the first day of a calendar month, the first Lease Year shall include the partial calendar month in which the Term Commencement Date occurs as well as the succeeding twelve (12) full calendar months.

6)	Mortgage:
A mortgage, deed of trust, trust indenture, or other security instrument of record creating an interest in or affecting title to the Property or any part thereof, and any and all renewals, modifications, consolidations or extensions of any such instrument.

7)	Mortgagee	The holder of any Mortgage designated by Landlord.

8)	Building:	The building(s) known and numbered as 912 & 932 Main Street, West Dennis, Massachusetts and located on the Land.

9)	Property:	The Land, the Building, and all other improvements on the Land described on Exhibit A.

10)	Rent:	Yearly Fixed Rent and Additional Rent.

11)	Tenant's Address:	Rockland Trust Company 288 Union Street Rockland, MA 02370

12)	Term Commencement Date:	As defined in Section 3.2

13)	Term of this Lease:	As defined in Sections 3.1 and 3.3. The word "Term" shall mean the "Initial Term" and any "Extended Term".

14)	Termination Date:	As defined in Section 3.1

15)	Use of Property:
(i) A financial services center, bank and all uses necessary or incidental thereto, including, without limitation, any uses which Tenant makes, from time to time, of other such locations (including, without limitation, the sale of mutual funds and other financial and insurance products), drive-in banking services, maintenance of an automated teller machine(s) ("ATMs"), safe deposit facilities and office and office related uses, (ii) any other lawful use permitted from time to time at the Property and not otherwise restricted of record, and (iii) as otherwise expressly permitted herein (collectively, "the Permitted Uses").

16)	Yearly Fixed Rent:	$94,860.00 for the first year of the Initial Term, subject to annual increases as set forth in Section 6.1 hereof, and during any Extended Term, as set forth in Section 3.3 hereof.

1.2	Exhibits. The following exhibit(s) are attached hereto and made a part hereof:

Exhibit A	Property

Exhibit B	Market Rent

Exhibit B-l	Existing Repairs

Exhibit C	Nondisturbance Agreement

Exhibit D	Estoppel Certificate

2.	DESCRIPTION OF PROPERTY

2.1      Property. The Property is defined in Section 1.1 above.

2.2      Restrictions. Landlord shall not, without obtaining Tenant's prior written consent, make or permit any change, alteration or addition to the Property. In addition, unless required by applicable laws, Landlord agrees not to (or consent to) subdivide, rezone, or otherwise legally reconfigure the Property or alter any rights affecting the Property during the Term of this Lease.

2.3      Exclusive Right. Tenant (for itself and its visitors, invitees, agents and employees) shall have the exclusive right to use and occupy the Property, subject to the terms of this Lease.

3.	TERM OF LEASE

3.1      Term. The initial Term of this Lease is fifteen (15) years (or until such Term shall sooner cease or expire) commencing on the Term Commencement Date and ending on the day immediately prior to the fifteenth anniversary thereof (the "Initial Term"), except that if the Term Commencement Date shall be other than the first day of a calendar month, the Term of this Lease shall end on the last day of the calendar month in which said anniversary of the Term Commencement Date shall fall (which date on which the Term of this Lease is scheduled to expire is hereinafter referred to as the "Termination Date").

3.2      Term Commencement Date. The Term Commencement Date shall be May 1, 2008.

3.3      Option to Extend. So long as Tenant is not in default hereunder after applicable notice and grace periods at the time of giving notice or at the commencement of the Extended Term, and so long as this Lease shall be in full force and effect, Tenant shall have the option to extend the Term ("Options to Extend") for four (4) extended terms of five (5) years each (the "Extended Terms"). Each Extended Term shall commence immediately following the end of the then existing Term. Tenant may exercise its option to extend for any Extended Term by giving written notice to Landlord at any time during the then existing Term of the Lease, but no later than twelve (12) months prior to the end of the then existing Term. Notwithstanding the preceding sentence, if notice is given earlier than twelve (12) months prior to the end of the Term, Market Rent shall be determined as of the date twelve (12) months prior to the end of the existing Term. All terms and conditions applicable during the Term shall apply during any Extended Term, except for Yearly Fixed Rent which shall be as provided below, and the number of remaining options to extend under this Lease pursuant to this Section 3.3 shall be reduced by the number of options to extend that have already been exercised by Tenant hereunder. If Tenant fails to give such notice exercising its option for any Extended Term within the time provided above, this Lease shall automatically expire at the end of the then existing Term (unless sooner terminated as provided herein).

The Yearly Fixed Rent during each Extended Term shall be adjusted to be the then relevant Market Rent, such rent to be determined in accordance with Exhibit B attached hereto, subject to annual increases as set forth in Section 6.1 hereof.

Notwithstanding anything herein to the contrary, it is understood and agreed that the Yearly Fixed Rent during only the first and second Extended Terms shall in no event be less than the Yearly Fixed Rent at the time of the expiration of the then current Term. This limitation shall not apply to the third and fourth Extended Terms if exercised.

4.	CONDITION OF PROPERTY

Tenant acknowledges and agrees that Tenant is leasing the Property "As-Is" and with all faults on the Term Commencement Date, subject to all easements, restrictions and agreements of record, as well as all zoning, building and other laws applicable thereto.

5.	USE OF PROPERTY

5.1      Permitted Use. Tenant shall, during the Term of this Lease, use the Property only for the Permitted Uses set forth in Article 1 and for no other purposes except as specifically set forth herein. Without limiting the generality of the foregoing, Tenant shall have the right (i) to install and maintain ATMs and (ii) to construct and maintain a drive-thru facility at the Property if permitted under zoning applicable to the Property. Landlord covenants and agrees that Tenant shall have the right to remain open and operating for business at all hours permitted by law on a twenty-four (24) hour, seven (7) days a week basis. Tenant shall have no obligation to continuously use and occupy the Property during the Term hereunder and shall have the right to use the Property, or portion thereof, for an "unmanned" ATM(s) if so desired by Tenant in its sole discretion. All installations and construction by Tenant shall be done in accordance with Article 10 of this Lease, such improvements to be left or removed at the end of the Term by Tenant at Tenant's sole election, Tenant agreeing to repair any damage caused by any such removal.

5.2      Prohibited Uses. Tenant shall not use, or suffer or permit the use of, or suffer or permit anything to be done in or anything to be brought into or kept in, the Property or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease, or (ii) for any unlawful purposes or in any unlawful manner.

5.3      Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of the Property or Tenant's business, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit.

5.4      Restriction Building Name. So long as Tenant is not in default hereunder after applicable notice and grace periods and subject to applicable law, Landlord shall not, without the written consent of Tenant which may be withheld in Tenant's sole and absolute discretion: name or rename the Building or the Property with any name, brand name or other related marketing identification.

5.5      Certain Pick-ups or Deliveries. Notwithstanding anything contained in this Lease to the contrary, and without limiting the other uses the Tenant may make of the Property, Tenant shall have the right, in order to maintain proper security and maintenance for the operation of its business, to have pickups or deliveries made from or to the Property by Brinks or other similar carriers of cash, securities, instruments, records or other materials commonly transported by such carriers and to permit the use of such portions of the Property, and may make such alterations to the Property, as shall be reasonably required for such purposes.

5.6      Tenant's Access. Landlord shall not prohibit Tenant from having access to the Property on a twenty-four (24) hour a day basis, seven (7) days a week.

6.	RENT

6.1      Yearly Fixed Rent. Tenant shall pay to Landlord, without setoff, notice or demand, at Landlord's office, or to such other person or at such other place as Landlord may designate by notice to Tenant, the Yearly Fixed Rent set forth in Article 1. The Yearly Fixed Rent shall be paid in equal monthly installments in advance on or before the first Business Day of each calendar month during the Term of this Lease and shall be apportioned for any fraction of a month in which the Term Commencement Date or the last day of the Term of this Lease may fall. The amount of Yearly Fixed Rent payable by Tenant hereunder shall increase by one and a half percent (1.5%) over the Yearly Fixed Rent for the immediately preceding year and such increase shall commence on the first calendar month in the second (2nd) year of the Term (i.e., the thirteenth month), and continue in the first calendar month of each succeeding year of the Term thereafter.

6.2      Net Lease: Additional Rent. It is the intent of the parties that this Lease shall constitute a "triple net lease" and, any present or future law to the contrary notwithstanding, this Lease shall not terminate except as expressly set forth herein. The Yearly Fixed Rent provided in this Lease will be a net payment to Landlord and Tenant will bear all costs and expenses relating to the Property, accruing during and relating to the Term, except as otherwise expressly stated in this Lease. Tenant covenants and agrees to pay, in addition to Yearly Fixed Rent, all such costs and expenses relating to this Lease and the Property which accrue during or are allocable to the Term including, without limitation, the following: (a) "Taxes", as defined and set forth below; (b) insurance costs; (c) utility charges; (d) operating expenses; (e) fees to obtain licenses and permits required under applicable laws for use of the Property; (f) maintenance expenses, and (g) amounts due under license agreements, easement agreements, ground leases or other agreements affecting the Property (and all of such shall be included in the definition of "Additional Rent"). Yearly Fixed Rent, Additional Rent, and all other amounts required to be paid by Tenant under this Lease are sometimes collectively herein referred to as "Rent". Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Except as otherwise expressly provided herein, Tenant waives all rights to terminate or surrender this Lease, or to any abatement or deferment of Yearly Fixed Rent, Additional Rent or other sums payable hereunder. Tenant acknowledges and agrees that Tenant's obligations under this Lease to pay Rent and all of the Landlord's obligations under this Lease are independent covenants, and, except as may be expressly set forth in this Lease, no default or failure of Landlord under this Lease, shall give to Tenant any offset or defense to the full and timely performance of its obligations under this Lease, entitle Tenant to any abatement of Rent or constitute any actual or constructive eviction of Tenant, Without limiting any of the foregoing, Tenant specifically covenants and agrees that, except as may be expressly set forth in this Lease, Tenant's obligation to pay all Rent hereunder is not dependent upon the condition of the Property or the performance by Landlord of any of its obligations hereunder, and Tenant shall continue to pay all Rent, without abatement, demand, claim, setoff or deduction, notwithstanding any breach by Landlord of its duties or obligations hereunder.

6.3      Payment of Taxes. Tenant shall, during the Term, punctually pay and discharge or cause to be paid and discharged, as and when the same shall become due and payable, all real property taxes, assessments, special assessments and charges levied upon or with respect to the Property, together with all sales, use, rent or similar taxes assessed against Rent (collectively, the "Taxes"). Notwithstanding the foregoing obligation, Tenant shall have the right to seek real estate tax abatements at any time during the Term and Landlord agrees to cooperate in any such abatement application. In no event, however, shall Tenant be required to pay any franchise, income, inheritance, estate, succession, transfer or gift taxes imposed upon Landlord, or its successors or assigns. Tenant shall deliver to Landlord satisfactory evidence of payment within thirty (30) Business Days after Landlord's request for evidence of Tenant's payment thereof. Tenant shall, during the Term, punctually pay and discharge or cause to be paid and discharged, as and when the same shall become due and payable, all personal property taxes assessed against any personal property owned or used by Tenant on the Property. If required in writing by a holder of a mortgage interest encumbering the Property, Tenant shall pay Taxes to Landlord in installments of 1/12 of annual Taxes (or reasonable estimate thereof) monthly. Tenant's obligations to pay Taxes under this Section 6.3 shall be deemed discharged to the extent of any such payments to Landlord. Within thirty (30) days following issuance of final tax bills, Landlord shall pay to Tenant any overpayment of Taxes from Tenant as a result of Tenant's having paid monthly installments, or, if applicable, Tenant shall pay to Landlord any under payment of Taxes as a result thereof.

6.4      Proration at End of Term. If the end of the Term does not coincide with the end of a tax year, Taxes for the tax year in which the Term ends shall be prorated between Landlord and Tenant, based on the most recent levy and most recent assessment. Such proration shall be subsequently adjusted when the bills for such Taxes become available. The provisions of this Section 6.4 shall survive the termination of this Lease.

6.5      Special Assessments. Tenant shall pay all special assessments and other like impositions levied or imposed for improvements installed or assessed either prior to or during the Term; provided, however, the Tenant may pay in installments any such special assessments or like impositions that may be so paid according to applicable laws and, in such event, Tenant shall only be required to pay those installments that become due and payable during the Term. If the end of the Term does not coincide with the end of a tax year, such special assessments or like impositions in which the Term ends shall be prorated in the manner described in Section 6.4 for proration of Taxes. The provisions of this Section 6.5 shall survive the termination of this Lease.

6.6      Tax Bills. Landlord shall provide the cooperation necessary to have the collecting authority send all pertinent tax bills directly to Tenant or its designee. All pertinent tax bills received by Landlord shall be immediately forwarded directly to Tenant or its designee to permit timely remittance in the normal course of business.

6.7      Default Interest. If Tenant shall not pay any installment of Yearly Fixed Rent or any installment of Additional Rent payable to Landlord within five (5) Business Days after same shall be due, Tenant shall pay to Landlord interest on the overdue Rent at the lesser of (a) the base rate from time to time announced by Citibank, N.A. (or, if Citibank, N.A. shall not exist or shall cease to announce such rate, such other bank, as shall be designated by Landlord by notice to Tenant) to be in effect at its principal office in New York, New York plus 2% and (b) ten percent (10%), for the period from the date on which that Rent was due until the date paid.

7.	UTILITIES AND REPAIRS

7.1      Utilities. From and after the Term Commencement Date, Tenant shall promptly pay when due, but in any event, before delinquency all water, sewer, electricity, gas, telephone, communication, and other utility charges related to the Property.

7.2      Tenant's Repairs and Maintenance. Tenant shall, at its sole cost and expense, make all repairs of and replacements to the Property and shall be responsible for all maintenance of the Property. Tenant shall maintain and repair the structural and non-structural components and operating systems of the Property (including the parking and exterior areas, septic systems, if any, parking lot lighting, landscaping, irrigation systems, curbing, glass and signage, roof and roof membrane, all HVAC, electrical, plumbing, and other systems, exterior walls, concrete floor slabs, foundations, beams, columns, joists, masonry walls and load-bearing partitions, and all inner structural and non-structural portions of the Building), in at least their condition existing on the Term Commencement Date. Landlord shall assign and transfer, and hereby assigns and transfers, to Tenant any warranty or guarantee received by Landlord from any party who may have supplied labor, services and/or materials with respect to any of the Property that Tenant is required to repair or replace pursuant to this Lease. Notwithstanding anything in this Section 7.2 to the contrary, the maintenance, repair and/or replacement obligations set forth on Exhibit B-l attached hereto, if any, (the "Existing Repairs") shall be the responsibility of Tenant hereunder and not the responsibility of Landlord. Tenant shall use commercially reasonable efforts to complete the Existing Repairs within the time period listed for each such item on Exhibit B-l attached hereto.

8.	SIGNS

Tenant shall have the right and option, and exclusive right, to erect signs on or visible from the exterior of the Building, to place signage on the exterior of the Building, and construct, maintain and erect signage otherwise in and around the Property (including but not limited to monument, pylon or other exterior signage), provided the same shall comply with applicable legal requirements and restrictions of record. In addition, and subject to applicable law, Landlord agrees that Tenant may install and utilize throughout the Term all signs presently existing at the Property. During the Term of this Lease, Tenant shall be permitted to change its signage from time to time without the prior written consent or approval of Landlord, Landlord agreeing to cooperate in such effort by signing any reasonable documents in connection therewith.

9.           OWNERSHIP FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY TENANT

Tenant shall be the owner of all of Tenant's improvements and alterations from time to time constructed, installed, or otherwise placed on the Property after the date hereof (collectively, the "Tenant Improvements"). All articles of personal property and all business and trade fixtures, machinery and equipment, owned by Tenant or installed by Tenant at its expense in the Property, including, without limitation, furniture and movable partitions, all signs and signage vaults, vault doors, safes, night depositories, safe deposit booths, teller lines, cabinetry, telecommunications or electrical conduits or wiring, business machines and equipment, and communications equipment (collectively, "Tenant's Property") shall remain the property of Tenant, and may be removed by Tenant at any time during the Term. Upon expiration or termination of this Lease, (a) Tenant shall have no obligation to restore the Building or Property to their condition prior to Tenant's use and occupancy thereof, or to remove any of Tenant's Improvements, or Tenant's Property, or to otherwise demolish any or all of Tenant's Improvements located in, on or upon the Property, and (b) Tenant shall have the right, but not the obligation, to remove Tenant's Improvements, or Tenant's Property, provided Tenant, at its expense, and shall repair any non-cosmetic damage caused by such removal.

10.         ALTERATIONS AND IMPROVEMENTS BY TENANT

Tenant shall have the right, without Landlord's prior written consent, to make any alterations, decorations, installations, removals, additions or improvements in or to the Building and/or the Property as Tenant shall reasonably determine are necessary for Tenant's, or for any Subtentant's, use and enjoyment of Property, so long as the same do not materially diminish the value of the Building or Property. Without limiting the generality of the foregoing, Tenant shall have the right to install Tenant's improvements and/or Tenant's property from time to time. Any such alterations, decorations, installations, removals, additions and improvements shall be done at the sole expense of Tenant and in accordance with all applicable laws and regulations applicable thereto.

11.         TENANT'S CONTRACTORS - MECHANICS' AND OTHER LIENS STANDARD OF TENANT'S PERFORMANCE - COMPLIANCE WITH LAWS

Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements or do any other work in or to the Building or Property, Tenant will strictly observe the following covenants and agreements:

(a)           In no event shall any material or equipment be incorporated in or added to the Property in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. The foregoing restrictions shall not apply in the case of personal property and trade fixtures removable by Tenant hereunder. Any mechanic's or other lien filed against the Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant shall be discharged by Tenant within thirty (30) days thereafter, at the expense of Tenant, by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so upon thirty (30) days notice to Tenant at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor, together with interest on such cost or expense at the rate of Tenant's then Prime Rate plus two percent (2%) from the date of such payment, which interest shall be due and payable only in event the reimbursement occurs after the fifteen (15) day period provided herein.

(b)           All installations or work done by Tenant under this or any other Article of this Lease shall be at its own expense (unless expressly otherwise provided) and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; and (ii) order, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus.

(c)           Tenant shall procure all necessary permits before undertaking any work at the Property; do all such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements, and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work unless caused by or arising from the negligence or misconduct of Landlord or Landlord's agents, employees or contractors.

12.         INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

12.1        Tenant's Insurance. Tenant shall maintain during the Term the following:

(a)           standard all-risk property insurance including windstorm and terrorism covering the Property in an amount at least equal to the replacement cost of the Building and all other improvements;

(b)          "boiler and machinery" insurance with respect to damage (not insured against pursuant to Section 12.1(a) hereof) to the boilers, pressure vessels or similar apparatus located on the Property for risks normally insured against under boiler and machinery policies;

(c)           commercial general liability insurance including broad form contractual liability coverage with minimum combined single limits of $5,000,000 for injury to or death of one or more persons or damage to or destruction of property in any one occurrence;

(d)          statutory workers' compensation insurance or qualified self-insurance;

(e)           flood insurance with respect to those portions of the Building or other improvements that are located in areas identified by the Federal Emergency Management Agency as having special hazards;

(f)           builder's risk coverage during construction; and

(g)           if and to the extent reasonably requested from time to time by Landlord, such other insurance coverages and amounts as are customarily maintained by responsible owners of properties similar in size, character and location to the Property or required by Mortgagee (including but not limited to earthquake insurance).

The maximum deductible shall be $25,000.00 for the policies set forth in Sections 12.1(a), (b), (c) and (e) hereof. Any of the foregoing insurance coverages may be carried as a part of blanket policies, provided that (i) upon Landlord's request, the insurer under such blanket policy(ies) shall certify to Landlord any sublimits applicable to the Property, which amounts shall not be less than those required by this Section 12.1; (ii) any such policy(ies) shall otherwise comply with the requirements of this Article 12; and (iii) the protection afforded, except for the exhaustion of aggregate limits, under any such policy(ies) shall be no less than that which would have been afforded under a separate policy or policies relating only to the Property.

12.2        General Insurance Requirements. The following provisions shall apply to each policy of insurance that Tenant is hereby required to carry pursuant to Section 12.1: (a) Tenant shall cause each carrier to deliver to Landlord and any Mortgagee designated by Landlord certificates of insurance on Accord forms approved by Landlord and Mortgagee, and such other evidence of coverage as may be reasonably requested by Landlord or such Mortgagee, certifying the applicable insurance provisions herein required (it being understood that neither Landlord nor any Mortgagee shall be entitled to receive originals or copies of the complete policies of insurance setting forth such coverage), (b) each certificate of insurance shall require written notice by the carrier to Landlord and any Mortgagee designated by Landlord at least thirty (30) days prior to any cancellation, expiration, amendment or lapse thereof, (c) except for the policy described in Section 12.1(d), each policy shall identify Landlord and any Mortgagee or other person designated by Landlord as an additional insured and loss payee, (d) except for the policy described in Section 12.1(d), each policy shall include a "lender loss payable" or "mortgagee" endorsement so that the policies are not invalidated by, or permit the carrier to assert any defenses against the Mortgagee based upon, any action or inaction of the Tenant or any other person, (e) except for the policy described in Section 12.1(d), no policy shall name a loss payee or beneficiary with respect to the Property other than Tenant (and its affiliates), Landlord and any Mortgagee or other person designated by Landlord, and (f) each policy shall be issued by a carrier duly licensed in the state in which the Property is located and who have and maintain a rating of at least A- or higher from Standard & Poors and AVIII or higher from A.M. Best.

12.3        Indemnity. Tenant will save Landlord harmless, and will exonerate and indemnify Landlord, from and against any and all claims, liabilities, penalties, damages or expenses (including without limitation reasonable attorneys' fees) asserted against or incurred by Landlord:

(a)           on account of or based upon any injury to person, or loss of or damage to property sustained or occurring on the Property;

(b)           on account of or based upon (including moneys due on account of) any work or thing whatsoever to the extent done in the Property by or on behalf of Tenant during the Term of this Lease; and

(c)           on account of or resulting from the failure of Tenant to perform and discharge any of its covenants and obligations under this Lease, including, without limitation, those set forth in Section 14.2;

and, in case any action or proceeding be brought against Landlord by reason of any of the foregoing, Tenant upon notice from Landlord shall at Tenant's expense resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord, it being agreed that such counsel as may act for insurance underwriters of Tenant engaged in such defense shall be deemed satisfactory.

Landlord will save Tenant harmless, and will exonerate and indemnify Tenant from and against, any and all claims, liabilities, penalties, damages or expenses (including reasonable attorneys' fees) asserted against or incurred by Tenant on account of or based upon the negligence of Landlord or its agents, contractors or employees, and, in case any action or proceeding be brought against Tenant by reason of any of the foregoing, Landlord upon notice from Tenant shall at Landlord's expense resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Tenant, it being agreed that such counsel as may act for insurance underwriters of Landlord engaged in such defense shall be deemed satisfactory.

13.	ASSIGNMENT AND SUBLETTING, ETC.

Provided that Tenant is not in default hereunder after applicable notice and grace periods, Tenant may at any time, and from time to time, assign its interest in this Lease, in the Property, or sublease, or permit the occupancy of, all or any part of the Property without the Landlord's consent. The Tenant agrees to promptly notify the Landlord in writing of any such assignment or subletting. No assignment or subletting shall release the Tenant of its obligations or liabilities under this Lease.

14.	MISCELLANEOUS COVENANTS

14.1        Access to Property. Subject to the provisions of Article 2, Tenant shall permit Landlord, at reasonable times, and subject to twenty-four hour prior written notice (except for emergencies), to show the Property during ordinary business hours to any Mortgagee, prospective purchaser of any interest of Landlord in the Property, prospective Mortgagee, or prospective assignee of any Mortgage, and during the period of twelve (12) months next preceding the Termination Date to any person contemplating the leasing of the Property or any part thereof. Landlord's rights contained in this Section 14.1 and any other rights of Landlord to access the Property as set forth in this Lease shall be exercised in such a manner so as not to unreasonably interfere with Tenant's use and enjoyment of the Property, and in recognition of Tenant's security needs as a bank and financial institution, Landlord shall not, except in emergency situations threatening life or property, exercise any right it has to enter into any secure area or non-public retail banking area within the Property unless Landlord, or any other third parties as may be permitted to access the Property as provided herein, is accompanied by an officer or authorized representative of Tenant.

14.2        Requirements of Law. Tenant, at its sole cost and expense, shall comply with all laws, rules, orders and regulations affecting the Property or use thereof, including, without limitation, all applicable environmental laws, ordinances, rules, regulations and governmental requirements pertaining to the Property (including any required remediation) that arise from any environmental conditions existing at the Property prior to the date of the Lease. If either party receives notice of any violation of law, ordinance, order or regulation applicable to the Property, it shall give prompt notice thereof to the other party.

In addition, Tenant acknowledges the potential existence of asbestos and/or lead paint at the Property. To the extent required by applicable law, Tenant shall prepare and implement an asbestos and lead paint operation and maintenance plan or program (the "O&M Plan"). Tenant shall be solely responsible for compliance with the O&M Plan, and Landlord shall have no liability thereunder.

15.	DAMAGE BY FIRE, ETC.

In the event of loss of, or damage to, the Property or the Building by fire or other casualty, including without limitation acts, of terrorism and windstorm (collectively for purposes of this Section 15 "other casualty"), the rights and obligations of the parties hereto shall be as follows:

(a)           If all or any portion(s) of the Building or Property (collectively, the "Damaged Premises") are damaged as a result of fire or other casualty, Tenant shall, at its own expense, cause the damage to the Damaged Premises to be repaired, restored, rebuilt and/or replaced within one hundred eighty (180) days from the date of such fire or other casualty. Any provision of this Lease to the contrary notwithstanding, Tenant shall not receive any abatement, credit or other offset to the Yearly Fixed Rent or the Additional Rent payable by Tenant hereunder pending Tenant's completion of, or on account of the costs associated with, Tenant's restoration of the Building or the Property.

(b)           Notwithstanding the foregoing, if within the last two (2) years of the Term of this Lease, but not otherwise, the Property or Building shall be substantially damaged or destroyed by fire or other casualty so that Tenant is unable to, and, in fact, does not, conduct Tenant's business in the Property for a period of thirty (30) days or more, Tenant shall thereafter have the option of terminating this Lease in its sole discretion, provided that notice thereof is given to the Landlord not later than sixty (60) days after such damage or destruction. In such event, and as a condition to the effectiveness of Tenant's exercise of its right to so terminate this Lease, Tenant shall assign and/or pay to Landlord the sum of (i) all insurance proceeds payable under the policy or policies of insurance required by this Lease, plus (ii) an amount equal to the deductible under such policy or policies, (iii) any previously unpaid Rent due and payable through and including the termination date of this Lease together with all Rent due to the end of the Initial Term. In the event Tenant does not elect to terminate this Lease as provided in this Section 15(b), all insurance proceeds shall be made available for the restoration of the Damaged Premises.

16.	WAIVER OF SUBROGATION

Notwithstanding any provision of this Lease to the contrary, Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of, any personal property of Tenant, which damage or destruction is of a type insurable under "special form" or "all risk" insurance policies or endorsements available at the time such damage or destruction occurs (whether or not actually carried or required to be carried hereunder).

Without waiving or releasing Tenant's obligations to insure as set forth in this Lease, Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of, the Property or the Building, but only to the extent recovery for such loss is actually received by Landlord from any "special form" or "all risk" insurance policies actually maintained by Landlord.

Landlord and Tenant each agree to give written notice of the terms of this mutual waiver to each insurance company which has issued, or in the future may issue, a policy of property insurance to such party. Each party shall also have each such insurance policy properly endorsed, if necessary, to prevent the invalidation of such insurance coverage by reason of such waiver, and furnish evidence to the other of the insurer's consent to such waiver. Tenant shall obtain from its insurers and deliver to Landlord, and Landlord shall obtain from its insurers and deliver to Tenant, endorsements or written waivers of subrogation, or other written evidence satisfactory to the other party, that each insurer is bound by such party's waiver of subrogation. Tenant acknowledges and agrees that Landlord has no present or future obligation to maintain policies of insurance under this Lease.

17.	CONDEMNATION - EMINENT DOMAIN

17.1	Taking Awards.

(a)           Except as hereinafter expressly stated in this Section 17.1, Landlord reserves and accepts all rights to awards for damages to the Property and Tenant reserves and shall have all rights to awards, compensation or damages related to Tenant's rights, property and business and the value of the leasehold hereby created and held by Tenant (but only so long as such awards, compensation or damages do not diminish Landlord's recovery), now accrued or hereafter accruing by reason of anything lawfully done in pursuance of any public or other authority.

(b)           If under applicable law Tenant shall have the right to claim and recover from the condemning authority such compensation as may be awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business and/or Tenant's leasehold interest, by reason of any taking, Tenant will be entitled to seek such award only so long as such award does not diminish Landlord's recovery. The Tenant shall also be entitled in any event to seek and recover its own award for Tenant's moving expenses and damage or loss to trade fixtures. In addition, in the event the Tenant is unable under applicable law to seek its own separate award and if the final award granted to the Landlord includes an itemized award for Tenant's loss of its leasehold interest and/or damage to its business interests in addition to the award for Landlord's damages as aforesaid to the Property, the Landlord agrees to pay to the Tenant its itemized share of the final award, Tenant agreeing that the award is subordinate to Landlord's rights hereunder.

17.2        Tenant's Termination Rights. Tenant shall have the option to terminate this Lease on a date selected by Tenant if any of the following events shall occur as the result of a taking in condemnation proceedings, or by exercise of any right of eminent domain, or by agreement between the Landlord and those authorized to exercise the same: (i) any material portion of the Building is taken; (ii) any material portion of the access to the Property is taken; or (iii) any portion of the Property is taken so as to materially adversely interfere with Tenant's use of the Property, including, but not limited to a material reduction of available parking. For the purposes of this Section 17.2, a "material portion" of the Building or Property will be deemed to have been taken if the portion of the Building or Property not so taken is unsuitable in Tenant's reasonable opinion for the Tenant's continued business use of the Property. This Lease will automatically terminate, effective as of the taking, if all of the Property or Building is taken. If the Tenant desires to exercise its termination right as herein provided, the Tenant must give the Landlord written notice of same within ninety (90) days after the taking occurs and the Tenant acquires actual knowledge of same by written notice from Landlord. If the Lease is terminated pursuant to this Section 17.2, this Lease will terminate on the date that Tenant is required to vacate the Property or portion thereof or is deprived of access, or use, as aforesaid.

17.3        Restoration. If this Lease is not terminated pursuant to Section 17.2, the award received by the Landlord will first be used to fund the cost of restoring what remains of the Property after such taking after application of any award received by Tenant or to which Tenant is entitled, if any. Any balance held by the Landlord after the payment of such costs will be retained by the Landlord. If the Lease is not terminated pursuant to Section 17.2, the Yearly Fixed Rent, Additional Rent and all other payments required to be made by the Tenant hereunder will be equitably abated and reduced if the condemnation or eminent domain proceeding involves the Property or affects Tenant's use and enjoyment of same.

17.4        Relocation Benefits. Tenant shall have the sole and exclusive right to any and all federal or state relocation benefits, if any.

18.	DEFAULT

18.1        Default. The Tenant will be in default under this Lease upon the occurrence of any of the following events or conditions: (i) the Tenant's failure to pay the Rent or any other sum of money payable to Landlord at the times and in the manner provided for herein, such failure having continued uncured for a period of ten (10) Business Days after written notice of such non-payment is given by the Landlord to the Tenant as provided in Article 24 hereof, provided that Landlord shall not be obligated to send written notice of failure to pay more than four (4) times in any consecutive twelve (12) month period; (ii) the Tenant's failure to perform or fulfill any other material term, condition or agreement contained or referred to herein, on the part of the Tenant to be performed or fulfilled, such failure having continued for a period of sixty (60) days after written notice thereof shall have been given by the Landlord to the Tenant as provided in Article 24 hereof; provided, however if the default is of such a nature that it cannot be cured within said sixty (60) day period, the Tenant will not be deemed in default provided the Tenant commences to cure the default within said sixty (60) day period and thereafter continuously prosecutes such cure to completion in good faith and with diligence; or (iii) the Tenant's being adjudged bankrupt or insolvent, or voluntarily or involuntarily taking advantage of any of the provisions of the Bankruptcy Code, (provided, however, with respect to any involuntary bankruptcy, such bankruptcy proceeding is not dismissed within ninety (90) days of the filing thereof) or making a general assignment for the benefit of creditors, or a receiver being appointed for its property and estate and such receivership is not terminated or dismissed within ninety (90) days of the filing thereof.

18.2        Entry. In the event of any default under Section 18.1 which remains uncured, the Landlord may, at the Landlord's option, terminate this Lease or terminate Tenant's right to possession of the Property without terminating this Lease, and, as permitted by law, enter upon the Property and expel the Tenant and those claiming under the Tenant, without being guilty of any manner of trespass, and thenceforth peacefully and quietly hold and enjoy the Property as if this Lease had not been made; without prejudice, however, to any right to sue for and recover any rent and other sums then due under this Lease, or to any claim for damages or right of action or remedy for preceding breach of covenant, agreement or condition herein contained which the Landlord might otherwise have or use.

18.3        Lost Rent. In case of entry with or without termination of this Lease as herein above provided and subject to Landlord's obligations as set forth in Section 18.5, Tenant will indemnify Landlord against all loss of Rent payable hereunder which it may incur during the residue of the then Term (excluding any unexercised option to extend contained herein). At the time of the termination of this Lease, termination of Tenant's right to possession of the Property without terminating this Lease, or at any time thereafter, Landlord may rent the Property, and for a term which may expire after the expiration of the Term of this Lease, and Tenant shall be liable for any reasonable expenses (including reasonable attorneys fees, brokerage fees and expenses of cleaning the Property for reletting) incurred by Landlord in connection with obtaining possession of the Property and with removing from the Property personal property and fixtures of Tenant and persons claiming under it, and any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of Rent and all other payments due from Tenant to Landlord.

18.4        Right to Lease. Or, in the event of default, alternatively, at the Landlord's option, the Landlord may enter upon the Property, and if the Landlord desires, expel Tenant and those claiming under the Tenant, without being guilty of any manner of trespass, and may rent the Property, applying the net proceeds of such rents on account of the Rent and other sums due from the Tenant, holding the Tenant (after payment of the aforementioned expenses) liable for any deficiency.

18.5        Mitigation. The Landlord agrees in all events to use commercially reasonable efforts to mitigate its damages by retaining a qualified commercial real estate broker to relet the Property who shall use commercially reasonable marketing efforts.

18.6        Landlord's Rights Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity, subject to the limitations set forth in Section 23 herein.

19.	END OF TERM - ABANDONED PROPERTY

Upon the expiration or other termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Property in broom clean in good order, repair and condition, excepting only reasonable use and wear and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration, but subject in every event to terms of Article 15 hereof, and subject to the provisions of Article 9 herein. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal thereof falls on a day other than a Business Day, this Lease shall expire on the Business Day immediately preceding. Tenant shall pay one and one-quarter times the amount of Rent applicable to each month (or fraction thereof) during which Tenant remains in possession of any part of the Property in violation of the foregoing covenants, without prejudice to eviction and any other remedy available to Landlord on account thereof. Notwithstanding the foregoing, in no event shall Tenant be liable for any type of consequential damages (including but not limited to any loss of profits) in connection with Tenant's holding over and failure to redeliver possession of the Property to Landlord following the expiration or other termination of the Term of this Lease.

Any Tenant's Personal Property which shall remain in the Building or on the Property after the expiration or termination of the Term of this Lease shall be conclusively deemed to have been abandoned thirty (30) days following such expiration or termination of the Term of this Lease, and may thereafter be disposed of in such manner as Landlord may see fit.

20.	SUBORDINATION

The rights and interests of Tenant under this Lease shall be subject and subordinate to the lien of any Mortgage that may hereafter be placed upon the Property by the Landlord, if the Mortgagee shall elect, by written notice delivered to Tenant, to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its Mortgage, on the condition that such Mortgagee shall enter into a written agreement in recordable form, in form and substance substantially in accordance with the form attached hereto as Exhibit C ("Nondisturbance Agreement"), wherein the Mortgagee shall agree (i) to recognize Tenant's rights under this Lease and to be bound to Tenant under all of the terms, covenants and conditions of this Lease and (ii) not to disturb Tenant's occupancy of the Property, notwithstanding foreclosure of the Mortgage so long as Tenant is not in default beyond any applicable grace periods. In the event of such election, and upon execution of the Nondisturbance Agreement in favor of the Tenant, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to the lien of the Mortgage. Upon not less than fifteen (15) days prior written notice by Landlord or Mortgagee, Tenant agrees to execute, acknowledge and deliver to Mortgagee the Non-Disturbance Agreement.

21.	QUIET ENJOYMENT

Landlord covenants that if, and so long as, Tenant keeps and performs its obligations herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Property free of molestation from any person claiming by, through or under Landlord, subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease.

22.	ENTIRE AGREEMENT - WAIVER

22.1        Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties with respect to Tenant's leasing of the Property and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. Nothing herein shall prevent the parties from agreeing to amend this Lease and the Exhibits made a part hereof as long as such amendment shall be in writing and shall be duly signed by both parties.

22.2        Waiver. The failure of either Landlord or Tenant to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. No payment of Rent by Tenant shall be deemed to waive any default or failure of Landlord.

23.	EXCULPATORY CLAUSE

Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues, proceeds and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (which term shall include, without limitation any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, managers, stockholders or other principals or representatives, disclosed or undisclosed, of Landlord or any managing agent) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. Notwithstanding anything contained in this Lease to the contrary, in no event and under no circumstance: (i) shall Landlord be liable, or in any way responsible, to Tenant for consequential damages of any nature or (ii) shall Tenant be liable, or in any way responsible, to Landlord for consequential damages of any nature.

24.	NOTICES

No notice, approval, consent or other communication permitted or required to be given by this Lease will be effective unless the same is delivered during normal business hours; (i) by hand, (ii) by overnight carrier, or (iii) sent postage prepaid, by United States registered or certified mail, all to be return receipt requested, to the other party at the following addresses (or to such other address as any party may designate by written notice as aforesaid):

If to the Landlord:

c/o American Realty Capital, LLC
1725 The Fairway
Jenkintown, PA 19046
Attention: William Kahane
Telephone: (215) 887-3054
Telecopy: (215) 887-2585

With A Copy To:

Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103
Attention: Helene S. Jaron, Esquire
Telephone: (215)977-2038
Telecopy: (215)405-2938

If to the Tenant:

Rockland Trust Company
288 Union Street
Rockland, MA 02370
Attention: Robert F. Gearty, Jr., Senior Vice President
Telephone:781-982-6113
Telecopy: 781-982-6365

With A Copy To:

Rockland Trust Company
288 Union Street
Rockland, MA 02370
Attention: Edward H. Seksay, General Counsel
Telephone: 781 -982-6158
Telecopy: 781-982-6130

and

Hinckley, Allen & Snyder LLP
28 State Street
Boston, Massachusetts 02109
Attention: Paul A. Hedstrom, Esq.
Telephone:    (617)345-9000
Telecopy:      (617)345-9020

25.	PARTIES BOUND

The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to.

If in connection with or as a consequence of the sale, transfer or other disposition of the real estate (Land and/or Building, either or both, as the case may be) of which the Property are a part Landlord ceases to be the owner of the reversionary interest in the Property, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder accruing thereafter on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord, subject to the terms of the Nondisturbance Agreement.

26.	MISCELLANEOUS

26.1     Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

26.2     Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

26.3     Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the state in which the Property is located. Any disputes regarding this Lease shall be resolved in the courts of the state in which the Property is located. The Landlord and the Tenant consent to the jurisdiction of the courts of the state in which the Property is located.

26.4     Assignment of Lease and/or Rents. With reference to any assignment by Landlord of its interest in this Lease and/or the Rent payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a Mortgage on the Building, Landlord and Tenant agree:

(a)       that the execution thereof by Landlord and acceptance thereof by such Mortgagee shall never be deemed an assumption by such Mortgagee of any of the obligations of the Landlord hereunder, unless such Mortgagee shall, by written notice sent to the Tenant, specifically otherwise elect; and

(b)       that, except as aforesaid, such Mortgagee shall be treated as having assumed the Landlord's obligations hereunder only upon foreclosure of such Mortgagee's Mortgage and/or the taking of possession of the Property, subject to the terms of the Nondisturbance Agreement with respect to such Mortgage.

26.5     Memorandum of Lease. Neither party shall record this Lease in any governmental registry or recording office, provided however that either party shall at the request of the other, execute and deliver a recordable memorandum or notice of this Lease which may be registered or recorded by either party.

26.6     Estoppel Certificate. Upon not less than fifteen (15) days prior notice by either party, Landlord and Tenant agree to execute, acknowledge and deliver to the other party, and to any assignee, mortgagee, lender or any other third party which either may designate, a statement in writing in the form attached hereto as Exhibit D and made a part hereof.

27.	RIGHT OF FIRST OFFER

Landlord hereby grants to Tenant a right of first offer with respect to the sale of the Property. In the event Landlord shall decide to sell the Property, the terms and conditions on which Landlord is willing to sell shall be conveyed to Tenant in writing. Thereafter, Tenant shall have thirty (30) days within which to accept said terms and conditions in writing. In the event of Tenant's acceptance of such offer, Landlord shall sell the Property to Tenant pursuant to the terms and conditions of said offer. Should Tenant fail to accept such offer Landlord may sell the Property to a third party during the next one hundred eighty (180) days following the earlier to occur of (i) Tenant's notice to Landlord declining such offer to purchase, or (ii) the expiration of the thirty (30) day period in which Tenant has to respond to such offer, provided that the terms and conditions for such sale are no more favorable to the buyer than those terms and conditions offered to Tenant. Notwithstanding the foregoing, in the event Tenant does not respond in writing to Landlord's notice within the thirty (30) day period, Tenant shall be deemed to have waived its right to the offer presented. In the event Landlord does not sell the Property during such one hundred eighty (180) day period, this right of first offer shall continue to exist as to any proposed subsequent sale. In no event shall Landlord have the right during the Term or any Extended Term to sell less than the entire Property. The Tenant hereby acknowledges and agrees that any sale, transfer or other conveyance (each a "Transfer") of the Property, and any proposed Transfer of the Property to any person or entity (whether now existing or formed hereinafter) which is a direct or indirect affiliate of the Landlord shall not be subject to the provisions of this Section 27 and the right of first offer contemplated hereby shall not be applicable with respect to any such Transfer or proposed Transfer. For the purposes hereof, "affiliate" shall mean and include any person or entity controlling, controlled by or under common control with the Landlord. Tenant's right of first offer shall not apply to remedial actions of any lender in the event of a default by Landlord of its loan including, but not limited to foreclosure, a deed in lieu of foreclosure or to a subsequent sale by the lender following foreclosure.

28.	TELECOMMUNICATIONS AND ROOFTOP INSTALLATIONS

Without limiting the other provisions of this Lease, Tenant is hereby granted the right, subject to applicable law, to install its telecommunications equipment, antennas, satellite dishes, and various related equipment (collectively the "Rooftop Improvements") on the roof of the Building (the "Roof") and for the installation, operation and maintenance of the Rooftop Improvements, at Tenant's sole cost and expense and subject to applicable laws and regulations.

29.	ACCOUNTING

The Landlord acknowledges that it is the Tenant's intent to have this Lease treated as a so-called "operating lease" for accounting purposes, and that the transaction to which this Lease is part being treated as, and have the benefit of, sale-leaseback accounting (together "Accounting Requirements"). In the event Tenant reasonably requests that modifications be made to this Lease in order to comply with Accounting Requirements, then Landlord agrees to cooperate in good faith to make such reasonably requested changes to this Lease as are requested by Tenant in order to comply with the Accounting Requirements, provided that the same shall not modify the Rent payable by Tenant or the Term of this Lease, adversely affect any rights and remedies of Landlord under this Lease or impose any additional obligations on Landlord under this Lease.

[Page ends here; signature(s) follow]

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal, all as of the day and year first above written.

WITNESS:	LANDLORD:

ARC ROCK17MA LLC, a Delaware limited liability company

[illegible]	By:	/s/ William Kahane
William Kahane, its President, hereunto duly authorized

TENANT:

ROCKLAND TRUST COMPANY, a Massachusetts trust company

By:
Robert F. Gearty, Jr., its Senior Vice President, hereunto duly authorized

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal, all as of the day and year first above written.

WITNESS:	LANDLORD:

ARC ROCK17MA LLC, a Delaware limited liability company

By:
William Kahane, its President, hereunto duly authorized

TENANT:

ROCKLAND TRUST COMPANY, a Massachusetts trust company

/s/ Kristen A. York	By:	/s/ Robert F. Gearty, Jr.
Kristen A. York		Robert F. Gearty, Jr., its Senior Vice President, hereunto duly authorized

EXHIBIT A

DESCRIPTION OF PROPERTY

319874-14
912 & 932 Main Street
Dennis, MA

Those certain parcels of land situated in Dennis, Barnstable County, Massachusetts, more particularly described as follows:

Parcel 1:

Southerly by State Highway, one hundred thirty-eight and 00/100 (138.00) feet;

Southwesterly by a Town Way known as Pine Street, one hundred ninety-two and 94/100 (192.94) feet;

Northerly twenty and 00/100 (20.00) feet;

Easterly ten and 00/100 (10.00) feet;

Northerly by Lots 9 and 12 as shown on Land Court Plan 15013F & G, one hundred fourteen and 44/100 (114.44) feet;

Westerly by Lot 12, as shown on Land Court Plan 15013G, in two courses totaling one hundred thirty-nine and 31/100 (139.31) feet;

Northerly by Ann's Path, fifty-five and 8/100 (55.08) feet;

Easterly by Lot 33A on Land Court Plan 19213L-1, fourteen and 63/100 (14.63) feet;

Northerly by last-named land, twenty and 00/100 (20.00) feet;

Easterly by last-named land, eighty-eight and 72/100 (88.72) feet;

Northerly by last-named land, eighty-two and 1/100 (82.01) feet;

Easterly by last-named land and Lot 7 as shown on Land Court Plan 19213-C, two hundred forty-eight and 72/100 (248.72) feet.

All of said boundaries are determined by the Court to be located as shown on subdivision plan 15013-H, dated April 14, 1989, drawn by Down Cape Engineering, Inc., and filed in the Land Registration Office at Boston, a copy of which is filed in Barnstable County Registry of Deeds in Land Registration Book 594, Page 11 with Certificate of Title No. 73361 and said land is shown as Lot 16.

Parcel 2:

Easterly by Route 134, One Hundred Sixty-Six and 51/100 (166.51) feet;

Southeasterly by the junction of said Route 134 and the State Highway (Route 28), Fifty-Three and 77/100 (53.77) feet;

Southerly by said State Highway, One Hundred Thirty-Four and 61/100 (134.61) feet;

Westerly by a portion of Lot 4, (Plan 15013-C) two hundred (200) feet;

Northerly by Lot 6, One Hundred Forty-Six and 88/100 (146.88) feet.

All of said boundaries are determined by the Court to be located as shown on subdivision plan 19213-C, dated March 1965, drawn by Charles S. Kennedy, Surveyor, and filed in the Land Registration Office at Boston, a copy of which is filed in Barnstable County Registry of Deeds in Land Registration Book 14, Page 77 with Certificate of Title No. 3407 and said land is shown as Lot 7.

BEING the same premises as described in a Deed from Fleet National Bank, dated August 4, 2000, filed with the Barnstable County Registry District of the Land Court as Document No. 807822 as noted on Certificate of Title No. 158634.

EXHIBIT B

MARKET RENT

The market rent for the Property shall be the then fair market rent for similar properties in the market in which the Property is located (with similar improvements and tenants of similar credit worthiness), which such rent (the "Market Rent") shall be determined as follows:

(a)
The Market Rent shall be proposed by Landlord in good faith within ten (10) days of receipt of Tenant's notice that it intends to exercise its option to extend the Term (the "Landlord's Proposed Market Rent"). The Landlord's Proposed Market Rent shall be the Market Rent unless Tenant notifies Landlord, within thirty (30) days of Tenant's receipt of Landlord's Proposed Market Rent, that Landlord's Proposed Market Rent is not satisfactory to Tenant ("Tenant's Rejection Notice").

(b)
If Tenant delivers Tenant's Rejection Notice and the Market Rent is not otherwise agreed upon by Landlord and Tenant within thirty (30) days after Landlord's receipt of Tenant's notice that it intends to exercise its option to extend the Term, then the Market Rent shall be determined by the following appraisal procedures:

1.
Within ten (10) days of the expiration of said thirty (30) day period Tenant shall give notice to Landlord, which notice shall specify the name and address of the appraiser designated by Tenant (the "Tenant's Appraisal Notice"). Landlord shall within ten (10) days after receipt of Tenant's Appraisal Notice, notify Tenant of the name and address of the appraiser designated by Landlord. Such two appraisers shall, within thirty (30) days after the designation of the second appraiser, make their determinations of the Market Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two (2) appraisers shall have thirty (30) days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such appraiser shall concur in such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant. If such appraisers shall fail to concur as to such determination within said thirty (30) day period, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within ten (10) days after said thirty (30) day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant and if Landlord and Tenant fail to agree upon the selection of such third appraiser within ten (10) days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereto, or on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

2.
All appraisers shall be independent real estate appraisers or consultants who shall have had at least five (5) years continuous experience in the business of appraising real estate in the relevant area.

3.
The third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make an independent determination, of the Market Rent.

4.
If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten percent (10%), the mean of the determinations of the three (3) appraisers shall be the Market Rent for the Property. If, on the other hand, the determination of any single appraiser varies from the mean of the determinations of the two (2) appraisers by more than ten percent (10%), the mean of the determination of the two (2) appraisers whose determinations are closest shall be the Market Rent.

5.
Subject to Tenant's right to withdraw its election to extend as set forth below, the determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

6.	Each party shall pay fees, costs and expenses of the appraiser selected by it, its own counsel fees, and one-half (1/2) of all other expenses and fees of any such appraisal.

Notwithstanding the foregoing or any language in this Lease to the contrary, it is hereby acknowledged and agreed that upon determination of the Yearly Fixed Rent for any of the Extended Terms, Tenant shall have the right to withdraw its earlier notice to extend by giving written notice to Landlord to such effect on or before such date which is thirty (30) Days of establishing the Yearly Fixed Rent; provided, however, Tenant reimburses Landlord for the costs and expenses reasonably incurred by Landlord in appraising the Market Rent pursuant to this Exhibit B. Upon expiration of said thirty (30) day period, Tenant shall have waived its right to withdraw its election to extend.

Exhibit B-l

Existing Repairs

REPAIR ITEM(S)	TIME PERIOD

Installation of new septic system	Within twenty four months of Closing.

EXHIBIT C

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of the          day of                    ,        by and among                    , having a place of business at                                , ("Lender"), Rockland Trust Company, having a place of business at 288 Union Street, Rockland, MA 02370 ("Tenant") and , a Massachusetts trust company, having an address at                                                                            ("Landlord").

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to a Lease Agreement dated                      ,            (said lease, as heretofore or hereafter amended, modified or supplemented, is hereinafter called the "Lease"), with respect to certain real property located at                                                , as more particularly describe on Exhibit A hereto (the "Premises"); and,

WHEREAS, Lender has made various loans to Landlord and                         , which loans are secured by a certain Mortgage, Security Agreement and Financing Statements, dated of even date therewith, from Landlord to Lender (collectively the "Mortgage"), which Mortgage encumbers the Premises and Landlord's interest in the Lease; and,

WHEREAS, Lender and Tenant desire to enter into this Agreement upon the terms, covenants and conditions contained herein.

NOW, THEREFORE, in consideration of the promises and the agreements of the parties contained herein, the parties agree as follows:

1.           The Lease is and shall be at all times and in all respects subordinate to the lien of the Mortgage, and to all advances made and/or hereafter to be secured by the Mortgage and to all renewals, modifications, consolidations, substitutions, additions and extensions of the Mortgage.

2.           Provided that Tenant complies with this Agreement, and if Tenant shall not be in default under the Lease as of the date Lender commences a foreclosure action, or at any time thereafter: (a) Tenant shall not be named as a party defendant in any action or proceeding to enforce the Mortgage, unless such joinder shall be required under applicable law, nor shall the Lease be cut off or terminated nor Tenant's possession thereunder be disturbed in any such action or proceeding, and (b) subject to the provisions of Section 4 of this Agreement, Lender will recognize the Lease and Tenant's rights thereunder.

3.           Upon any foreclosure of the Mortgage or other acquisition of the Premises, Tenant shall attorn to Lender or any other party acquiring the Premises or so succeeding to Landlord's rights (collectively, the "Successor Landlord") and shall recognize the Successor Landlord as its landlord under the Lease. Said attornment shall be effective and self-operative without the execution on the part of any party of any further instrument. Tenant, however, further covenants and agrees to execute and deliver upon request to Lender an appropriate agreement of attornment to Lender and subsequent title holder of the Premises. Without limiting the foregoing, Tenant waives the provisions of, and any rights under, any statute or rule of law, now or hereafter in effect, which might otherwise give, or purport to give, any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder in the event of said foreclosure or other acquisition.

4.           Upon said attornment, the Lease shall continue as a direct lease between the Successor Landlord and Tenant upon all terms, covenants and conditions thereof as are then applicable except that the Successor Landlord shall not be (a) liable for any damages then accrued as the result of any previous act or omission of Landlord or any prior landlord under the Lease, (b) subject to any offsets or defenses that Tenant then has against Landlord or any prior landlord, (c) bound by any amendment or modification of the Lease hereafter executed, or the obligations of the parties thereto, unless said amendment or modification shall have been consented to in writing by the successor Landlord or Lender, or (d) bound by any prepayment of more than one (1) month's rent or other charges under the Lease, unless such payment shall have been made in accordance with the terms of the Lease or shall have been expressly approved in writing by Lender.

5.           Lender shall have no obligation or incur any liability with respect to the construction or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant's use and occupancy. Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, including, without limitation, any warranties respecting use, compliance with zoning, hazardous wastes or environmental laws, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession. In the event that Lender shall acquire title to the Property, Lender shall have no obligation, nor incur any liability, beyond Lender's then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Premises for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Premises.

6.           Tenant, from and after the date hereof, shall send to Lender a copy of any notice of default sent under the Lease to Landlord at the same time such notice is sent to Landlord under the Lease. Such notices shall be delivered to Lender at the following address:

No such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the same right to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, as Landlord has under and pursuant to the terms of the Lease. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord.

7.           Tenant acknowledges notice that Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Lender as part of the security for repayment of the loans secured by the Mortgage, and Tenant hereby expressly consents to such assignment. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it shall pay its rent and all other sums due under the Lease to Lender. Landlord joins in the execution hereof for the purpose of consenting to the provisions of this Section.

8.           Lender shall not, either by virtue of the Mortgage or this Agreement, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease shall extend only to those liabilities or obligations accruing subsequent to the date that Lender has acquired the interest of Landlord in the Premises as modified by the terms of this Agreement.

9.           Any provision of the Lease to the contrary notwithstanding, the right of first offer provisions set forth in Section 27 of the Lease shall not apply to any sale, conveyance or other transfer of the Premises to Lender or its designee in connection with any foreclosure, conveyance or assignment in lieu of foreclosure, or other exercise by Lender of any right or remedy available to Lender in connection with or under the Mortgage.

10.         This Agreement may not be amended, modified, supplemented or terminated unless in writing and duly executed by the party against whom the same is sought to be asserted and constitutes the entire agreement between the parties with respect to the subject matter hereof.

11.         This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above-written.

LENDER:

By:

TENANT:
ROCKLAND TRUST COMPANY

By:
Name: Robert F. Gearty, Jr. Title: Senior Vice President

LANDLORD:

By:

STATE OF
COUNTY OF

On this the          day of                             ,            , before me, the undersigned officer, personally appeared                                 , who acknowledged herself to be a                                      of                        , and that         as such                                , being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of                                                                                              .

Notary Public/Justice of the Peace
Print Name:
My Commission Expires:

STATE OF
COUNTY OF

On this the          day of                             , before me, the undersigned officer, personally appeared                                      , who acknowledged himself/herself to be a                                      of                        , and that he/she as such                                , being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of                                                                                       .

Notary Public/Justice of the Peace
Print Name:
My Commission Expires:

STATE OF
COUNTY OF

On this the          day of                             , before me, the undersigned officer, personally appeared                                      , who acknowledged himself/herself to be a                                      of                       , and that he/she as such                                , being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of                                                                                       .

Notary Public/Justice of the Peace
Print Name:
My Commission Expires:

EXHIBIT D

ESTOPPEL CERTIFICATE

[insert date]

[insert name/address of recipient]

Re: [description of Property]

Ladies and Gentlemen:

The undersigned ("Tenant") is the tenant under that certain lease dated between                            , as landlord, and                                                                                                    , as tenant. Tenant hereby certifies to you that, to the actual knowledge of the individual executing this certificate on behalf of Tenant, as of the date hereof:

1.
The Lease has not been modified or amended, except as follows                               (collectively the "Lease"). The Lease is in full force and effect and constitutes a complete statement of the agreements, covenants, terms and conditions under the Lease between                               ("Landlord") and Tenant with respect to the letting of the premises leased thereunder (the "Demised Premises"). Tenant has not given Landlord any notice of termination under the Lease.

2.	The Term Commencement Date under the Lease occurred as of , and the Expiration Date under the Lease is currently scheduled to occur on .

3.	The "Yearly Fixed Rent" currently payable under the Lease is $ .

4.
Tenant has not deposited any monies or instruments to secure any of its agreements or obligations under the Lease and has not paid any Rent or any other amounts due under the Lease for periods subsequent to                           .

5.
Tenant has no known defenses, offsets or counterclaims against its obligations to pay the Rent or any other charges and to perform its other covenants under the Lease. Tenant is entitled to no allowances, rent abatements, or other concessions.

6.
Tenant has             unexercised options to renew the Lease for up to successive periods of                                  years each. Except as expressly set forth in the Lease, Tenant does not have any right to lease additional space, reduce the size of the Demised Premises, extend the term of the Lease, terminate the Lease, purchase the Demised Premises or any other rights or options with respect to the Demised Premises.

7.
Tenant is in full and complete possession of the Demised Premises, has accepted the Demised Premises pursuant to the terms and provisions of the Lease, is open for and operating its business in compliance with the Lease and the Demised Premises are satisfactory for Tenant's purposes.

8.	To the best of Tenant's knowledge and belief, there are no rental, lease, or similar commissions payable with respect to the Lease, except as may be expressly set forth therein.

9.
Tenant is obligated to pay rent to Landlord at the rate set forth in the Lease. Tenant is current with respect to, and is paying the full rent and other charges stipulated in the Lease with no offsets, deductions, defenses or claims.

10.	Tenant has not received any notice from Landlord of any default by Tenant under the Lease that has not been cured.

11.	Tenant has no actual knowledge of any event which, with the giving of notice, the passage of time or both, would constitute a default by Tenant under the Lease.

12.	Tenant has not delivered to Landlord any notice of any default by Landlord under the Lease that has not been cured.

13.	Tenant has no actual knowledge of any event which, with the giving of notice, the passage of time or both, would constitute a default by Landlord under the Lease.

14.	Tenant has no actual knowledge of any existing defenses or offsets against the enforcement of the Lease.

15.	Tenant has not sublet, transferred, assigned or hypothecated its interest under the Lease except as follows: .

16.	The party executing this certificate on behalf of Tenant is fully authorized and empowered to do so, and no consent, vote or approval is required which has not been given or taken.

17.	This certificate may not be changed, waived or discharged orally, but only by an instrument in writing.

18.	This certificate shall not have the effect of modifying any provision of the Lease.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Lease. The certifications herein made shall be binding upon Tenant, and shall inure to your benefit. Tenant acknowledges that you may rely on this certificate in conjunction with your [purchase and thereafter ownership and operation of the Property].

By:
Name:
Title:

2